Exhibit 99.12

        (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)

                       APAC Monthly Revenue ($, Millions)

                     2000        2001         2002        2003     2004
                     ----        ----         ----        ----     ----

January               133          88          113          99      106
February              134         151          161         126      131
March                 165         145          150         148      171
April                 237         206          216         195      204
May                   236         306          289         262      279
June                  229         234          251         226      214
July                  269         241          231         236      233
August                256         324          314         311      307
September             242         309          246         238
October               293         313          259         309
November              174         216          179         201
December              153         152          121         140





                   APAC 12 Month Rolling Average ($, Millions)


                     2000        2001         2002        2003     2004
                     ----        ----         ----        ----     ----

January               159         206          226         210      208
February              163         208          227         207      209
March                 169         206          227         207      211
April                 177         203          228         205      211
May                   182         209          226         203      213
June                  189         210          228         201      212
July                  199         207          227         201      211
August                202         213          226         201      211
September             209         219          221         200
October               216         220          216         204
November              217         224          213         206
December              210         224          211         208